[LETTERHEAD OF GABRIEL DEGROOD BENDT]

March 18, 2002

Mr. Thomas Hobson
Chief Executive Officer
Nothin' But Net
1817 N. Millsweet Drive
Upland, CA 91784

RE: Letter of Agreement

Dear Tom:

This will serve as an umbrella Letter of Agreement to cover various projects Nothin' But Net (hereinafter called "Client") has asked - or in future will request - Gabriel deGrood Bendt, LLC (hereinafter called "Agency") to perform:

A. Projects will be officially assigned to Agency and become subject to the terms of this Letter of Agreement by a written authorization from Client, or Agency Conference Report summarizing a verbal client authorization. All the necessary details of each specific project known at the time of project approval (i.e., agency fee estimates, out-of-pocket estimates, payment terms, overall budgets, and timing, etc.) will either be included as an addendum to the written authorization, or agreed to and recorded in the form of a Client-approved document distributed to all appropriate parties.

B. Exhibit A entitled "Compensation, Services, & Billing Procedures" is hereby incorporated in and made a part of the agreement.

C. Any work performed for Client that is beyond the scope of work as outlined in each specific project agreement would require additional fees and possibly additional out-of-pocket costs, but such additional fees and costs must first be approved in writing by Client.

D. Agency may enter into contracts with third parties as Client's agent to carry out the purposes of this Agreement as Client specifically authorizes. The Agency shall become liable to such parties for all payments to third parties only after the Agency is paid by Client for such obligations billed to Client. Agency is not obligated to make a monetary commitment on behalf of Client unless Client has advanced to Agency the estimated cost of the commitment. Agency will estimate in advance gross charges of outside companies for media placements, etc., to be supplied to Agency on behalf of Client. Client agrees to advance Agency funds to cover said costs, prior to Agency making a commitment.


      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050

Letter of Agreement
Page 2 of 3
March 18, 2003

E. Agency will submit to Client for approval schedules of media advertising in advance of Agency's contracting with the media on behalf of Client. All schedules and invoices to Client will be at agreed NET rates. Client understands that rates quoted for media advertising are subject to change prior to media's acceptance of contract. Client agrees to advance to Agency funds to cover said costs in advance and prior to Agency making a commitment. In the event that said payments of Client should exceed the forecasted costs, Agency will reapply excess funds to future media buys or projects. Client reserves the right to approve and, in its reasonable, discretion, to cancel or modify any and all schedules and plans submitted by Agency. Clients shall be and remain liable for all charges and expenses incurred by agency and approved by Client prior to notice of such cancellations or modifications, including but not limited to any and all costs for media insertions that cannot be cancelled should Client revisions be requested after the insertion close date.

F. Agency shall be the agent of Client for the purchase of any materials and external services used in the development of marketing communications materials for Client, for all purposes, including but not limited to the obligation of both parties to collect and pay all applicable sales and use tax. Client shall bear sole liability and shall pay for all obligations incurred by Agency on Client's behalf within the scope of Client's authority. Client shall be solely liable for any and all sales and use tax due to any materials or services purchased on Client's behalf by Agency.

G. Agency shall not be liable to Client for erros of third parties with whom Agency contracts for and on behalf of Client.

H. Client shall be responsible for the accuracy, completeness and propriety of all claims and representations concerning its products and services appearing in any advertising or marketing communications materials. Client is also responsible for ensuring all advertising and marketing communications adhere to any legal requirements specific to Client's industry or business.

I. Accordingly, Client shall hold harmless, indemnify, and defend Agency, its affiliates and associates, from any and all liability and expense.

J. Either party can terminate this Letter of Agreement upon 60 days prior written notice of termination to the other party. Upon termination, Agency shall invoice Client for all amounts due to Agency and Client agrees to pay same upon receipt of invoice.

K. Upon termination of this Agreement, any and all materials, which Client has paid for and which are in the possession of Agency shall be provided to the Client. However, Agency may retain possession of all such material until Client pays all amounts due Agency. The copyright ownership of all Agency work product created in behalf of Client shall belong to the Agency until such work product is paid for in full.

L. The provisions of this Letter of Agreement shall be interpreted and construed in accordance with the laws of Hennepin County in the State of Minnesota.

M. The persons signing this Agreement on behalf of Client and Agency hereby personally represent to the other party that he/she has the actual authority to sign on behalf of Client and Agency, respectively.


      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050

Letter of Agreement
Page 3 of 3
March 18, 2002

We are pleased to be doing work on behalf of Nothin' But Net, and will do our best to provide you with the highest quality work within your budgets and guidelines.

Sincerely,



Jim Bendt
President

Agreed and Accpeted:
On behalf of Gabriel deGrood Brendt, LLC        On behalf of Nothin' But Net



/s/ Mary Hubbell                                /s/ Thomas Hobson
--------------------------------------------------------------------------
Signature                                       Signature


Mary Hubbell, Account Supervisor                Thomas Hobson/C.E.O.
--------------------------------------------------------------------------
Name/Title                                      Name/Title


March 18, 2002
--------------------------------------------------------------------------
Date                                            Date

Attachments:  Exhibit A - Compensation, Service and Billing Procedures





      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050

                                Nothin' But Net
                 COMPENSATION, SERVICES AND BILLING PROCEDURES
                                      2003

                                   Exhibit A

PART I - COMPENSATION

A. The agreement between Nothin' But Net (Client) and Gabriel deGrood Bendt LLC (Agency) will be based on the following:

     a. Account management services will be provided to the Client pro bono while all other services, including creative, production and media, will be billed at Agency standard hourly rates. No costs will be incurred until Client has authorized work to begin. All media invoices and creative material production to be billed to Client at NET. All miscellaneous costs will be billed to Client at net.

B.   Account Management services provided pro bono (free of charge) to Client:
     a.   Communications strategy and planning
     b.   Day-to-day management of account
               i.   Client contact
               ii.  Vendor contact
               iii. Traffic of creative materials

C. Creative & production services billed to Client at Agency standard hourly rates:
     a.   Creative development & production

D.   Media services billed to Client at Agency standard hourly rates:
     a. Counsel and Planning to insure a completely integrated advertising program.
     b.   Media Selection and Checking
          i.   Detailed  media   recommendations   followed  by  scheduling  and
               purchase of approved media, and the verification of media performance.
          ii.  Media will be invoiced at agreed NET rates.

E.   Production billed to Client at NET:
     a.   Vendor production of creative materials.






      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050

Exhibit A
Page 2 of 3
March 18, 2003

F.   Misc. costs billed to Client at NET:
     a. Local and Long Distance Telephone, Facsimile, Parking, Postage, Photocopying and Shipping.
     b.   Sending orders and instructions to media and suppliers.
     c. Expenses for travel (such as airfare, car rentals, hotel and per diem costs) incurred by our by our staff. Travel expenses incurrred by
          Client and vendors for various business meetings and location production will be billed at net.

PART II - BILLING AND PAYING PROCEDURES

A.   Billing Procedures
     a. Agency will submit to Client invoices for all services and expenses incurred on a monthly basis.
     b. Terms for invoice payment are net 30 with a 1.5% finance charge per month on all past due accounts.
     c. Each month, Agency will submit to Client a budget recap outlining the actual-to-date and forcasted expenses for the year.

PART III - GENERAL PROVISIONS

A.   Client's Right to Cancel

     Client has the right to modify, revise, or cancel any advertising plans, schedule or work. Agency will take proper steps immediately upon instructions from Client to effect such changes; however, Client agrees to assume liability for the cost of such changes and to reimburse Agency for them.

B.   Agency's Right to Cancel

     Agency is not required to advance funds for the Client. If the Agency does not receive adequate funds to pay any commitment the Agency has made for Client prior to space close date, the Agency has the absolute right to cancel the commitment and Client will be responsible for any charges incurred as a result of said cancellation.



      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050

Exhibit A
Page 3 of 3
March 18, 2002

C.   Checking Copies of Advertisements

     Publications (newspapers, magazines, trade papers, etc.) containing Client's advertising -- either copies of such publications or tear sheets from them - will be retained in our file for sixty days after publication for the Client's inspection. Agency will send tear sheets to client, if requested, one billing cycle after the media is invoiced.

     Affidavits from radio and television, advertising will also be retained in our file for Client's inspection for sixty days after the date of the program.

D.   Examination of Records

     Upon advance  request,  client may during the normal  working hours examine
     our  records  and  files,  which  pertain   specifically  to  the  Client's
     advertising.






      900 2nd Avenue South 1770 International Centre Minneapolis, MN 55402
                         612-547-5000 fax 612-547-5050